Exhibit 10.6

Downey Financial Corp.
Deferred Compensation Plan
Plan Summary

2006 Plan Year - Please review this Summary carefully, as it describes recent tax law changes which affect this plan.

The operation of the Plan, and this Summary and the Election Form which describes the Plan, is intended to comply with the provisions of newly enacted section 409A of the Internal Revenue Code ("Code"). This Summary represents interim changes to the Plan that are required for the 2006 calendar year and the related elections. Because regulatory guidance concerning section 409A has only recently been released, and it is anticipated that additional guidance (either formal or informal) will be issued prior to December 31, 2006, the Plan may be amended to reflect such changes. If the operation of the Plan or any portion of this Summary or Election Form conflicts with the requirements of section 409A, the Company will operate the Plan and may amend the documents, including the Election Form, to reflect such guidance and to comply with section 409A.

Page

Downey Financial Corp.
Deferred Compensation Plan
Summary

Introduction

Downey Financial Corp. (the "Company") is pleased to provide the Downey Financial Corp. Deferred Compensation Plan (the "Plan"). This Plan provides an opportunity for attractive pre-tax savings to assist eligible employees in wealth accumulation.

What does the Plan do for you?

The Plan allows you to defer a portion of your Total Annual Compensation, Bonus/Incentive earnings, or Director Fees. This reduces your current taxable income and allows you to save on a pre-tax basis. For example, if you defer $10,000 and are in a 40% tax bracket, your taxable income is reduced by $10,000 and you have $10,000 in your deferred compensation account earning interest as opposed to $6,000 invested after-tax.

Your deferred compensation account also accumulates interest on a tax-deferred basis. Not only are pre-tax dollars invested, but the earnings on the account grows on a pre-tax basis.

Crediting Interest Rate

The interest crediting rate for any initial deferrals made in the 2006 Plan Year will be based on Downey’s highest corresponding CD term rate (two-year CD rate for two year deferrals, five year CD rate for five and ten year deferrals). This rate will be based on the corresponding deposit rate in effect on January 1, 2006.

Plan Features

During the annual enrollment period, you will have the opportunity to:

  Defer pre-tax compensation.
    Defer up to 100% of your next year’s Total Annual Compensation, Bonus/Incentive Earnings, or Director fees.
  Earn attractive interest rates on a tax-deferred basis under the Plan.
    Rate announced January 1st
  Confirm scheduled distributions from the Plan for eligible deferrals.
  Elect to rollover (re-defer) all or a portion of your prior deferred balances as provided in the Plan.
Page 2

Downey Financial Corp.
Deferred Compensation Plan
Summary

Each year, you will be provided with an annual benefit statement documenting deferrals made during the year, interest applied, and a total Account Balance.

Questions & Answers

A more detailed description of the Plan is included in the following Question and Answer (Q&A) section.

Plan Objectives

Q	What is the purpose of the Plan?
A

The Plan is designed to allow participants to defer a portion of their current income on a pre-tax basis and receive a tax-deferred interest crediting on these deferrals. This Plan is offered as an additional benefit to the Company 401(k) plan.

Eligibility

Q	Who is eligible for the Plan?
A	Participation in the Plan is limited to a select group of management employees and Directors.

Contributions

Q	How much can I contribute to the Plan?
A

You can elect to defer up to 100% of your Total Annual Compensation, or up to 100% of your Bonus/Incentive compensation, or up to 100% of your Director Fees. This will be your "Annual Deferral Amount." For purposes of the Plan, "Annual Deferral Amounts" will only include amounts that may be deferred under this Plan pursuant to Section 409A of the Code. For example, your Annual Deferral Amount will not include such items as deferrals under the Company section 401(k) plan, cafeteria plan deductions, stock option exercises, and qualified or nonqualified retirement plan distributions.

Q	When do I make my Plan contribution election?
A

To participate in the Plan during the 2006 Plan Year, you must enroll in the Plan and make your annual election during the open enrollment period in December, 2005. Your first paycheck in January, 2006 will reflect a deduction for the semi-monthly amount you elected to defer. Before the end of each year, you will decide how much of your future compensation you want to defer into the Plan for the next Plan Year.

Page 3

Downey Financial Corp.
Deferred Compensation Plan
Summary

Q	Can I change the amount I am deferring or stop my contributions during the year?
A

Generally, no. IRS regulations require that an irrevocable election be made prior to each Plan Year. Therefore, changing or stopping an elected Annual Deferral Amount is not permitted, except as follows: To the extent permitted under section 409A of the Internal Revenue Code ("Code"), the deferral of your Annual Deferral Amount will be cancelled in the event of an Unforeseeable Emergency. (Also, as discussed below, payouts from your previously deferred Account Balance will be made to the extent necessary to satisfy that Unforeseeable Emergency and to comply with section 409A.)

If you become Disabled or Separate from Service during 2006, your 2006 Annual Deferral Amount (to the extent you continue to have income) will continue unless permitted to stop under section 409A of the Code and applicable guidance. However, your Account Balance will start to be distributed on these events in the manner and time set forth below and that distribution will include 2006 deferrals.

Finally, since 2005 represents a transition year during which new IRS regulations are being implemented, deferral elections relating to 2005 compensation may be modified or revoked prior to December 31, 2005. This is the only time you will have an opportunity to change your election without having to wait a year for the change to take effect.

Q	If my deferrals are considered pre-tax deferrals, why do I need to pay FICA (Social Security) tax?
A

Your deferral amounts are considered earnings for the purpose of calculating Social Security taxes at the time that they are earned. FICA tax must be assessed at the time your deferrals are earned and credited to your account, just as they are under your 401(k) plan.

Q	What interest will I earn on the 2006 contributions I make to my Plan Account?
A	The interest crediting rate for the 2006 Plan Year will be based on Downey’s highest corresponding deposit rate in effect on January 1, 2006.

Q	What interest will I earn on my 2005 account balance if I choose to re-defer these amounts?
A

Since re-deferral of these amounts must be for five (5) additional years, the interest crediting rate for re-deferred balances will be based on Downey’s highest five-year deposit rate in effect on January 1, 2006. This rate will remain in place for the entire five (5) year period.

Page 4

Downey Financial Corp.
Deferred Compensation Plan
Summary

Q	How is the interest credited?
A	Interest is computed as amounts are deferred and will be compounded annually.

Distributions

Q	When can I receive a distribution from the Plan?
A

Each year, you will be asked to elect when you want to receive your eligible Annual Deferral Amount, plus interest credited. This date will be your "Scheduled Payout Date". After 2005, the election to defer payment must be made at least one year in advance of your Scheduled Payout Date. Your Scheduled Payout Date will generally be the February 15th of the year you elect to receive payment. However, payment of your Annual Deferral Amount plus your Account Balance and credited earnings will be made earlier in the following Payment Events at the time specified:

  Unforeseeable Emergency. Distributions will occur in certain situations involving severe financial hardship, subject to approval by the Plan Committee. The amount distributed will be limited to the amount necessary to satisfy the hardship (including any applicable taxes or penalties resulting from the distribution). This amount will be paid 15 days after the Unforeseeable Emergency is determined, or as soon as administratively practicable, if later. The determination of Unforeseeable Emergency and the amount payable will be made by the Plan Committee in accordance with section 409A of the Code. The applicable definition of Unforeseeable Emergency is set forth in Appendix A.
  Separation From Service. If you separate from service with the Company as an employee or director, you will receive your Account Balance (including your Annual Deferral Amount credited to date) in the form you elected. Payments will begin 45 days after your separation from service, or as soon as administratively practicable, if later, unless your Scheduled Payout Date has already begun, in which case the payments that have begun will continue as scheduled. If you are deemed a Key Employee, you may not receive your account balance for a least six (6) months after your separation from service, so you will receive it on the last day of the 7th month after your separation from service, or as soon as administratively practicable, if later. The definition of Key Employee for this purpose is set forth in Appendix A.
  Death. If you die before receiving your full benefit, the Beneficiary you name will receive the full remaining value of your Account Balance (and your Annual Deferral Amounts credited to date) as a survivor benefit 45 days after your death, or as soon as administratively practicable, if later.
Page 5

Downey Financial Corp.
Deferred Compensation Plan
Summary

  Disability. "Disability" is limited to your being unable to engage in any substantial gainful activity due to a medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of 12 months or more, or your receiving income replacement benefits for at least three months under the Company health plan due to a medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of at least 12 months. If you are disabled, you will receive your Account Balance and your Annual Deferral Amount credited to date in the form you elected 45 days after your disability is determined to begin, or as soon as administratively practicable, if later, unless your Scheduled Payout Date has already begun, in which case the payments that have begun will continue as scheduled.
  A Change in Ownership or Effective Control of the Company. If a Change in Control occurs before you receive your full benefit, you will receive the value of your remaining Account Balance (and your Annual Deferral Amount credited to date) 45 days after the Change of Control, or as soon as administratively practicable, if later. The definition of Change of Control is set forth in Appendix A.
Q	Are there other circumstances in which the timing of my payout will be changed ?
A

Pursuant to the rules of section 409A, payments may also be accelerated in certain circumstances, including: (1) to satisfy a domestic relations order; (2) to comply with a certificate of divestiture under section 1043(b)(3) of the Code, (3) if the arrangement is determined to violate section 409A of the Code (to the extent you have income inclusion), and (4) only if implemented by the Plan Committee by amendment to this Plan, for de minimis payments. Payments may be delayed if they would result in a denial of the Company’s deduction under section 162(m) of the Code, provided that payments will resume at the earlier of the calendar year in which the employee or director separates from service or the date such payment will not limit the deduction. Payments will also be delayed if the Company reasonably anticipates that such payments will violate the terms of a loan agreement causing the Company material harm, or if the payment would violate Federal securities law or other applicable law (other than income inclusion under the Code). The payments described in the previous sentence will resume when the Company determines that such payments will not cause such violation or harm.

Q	When can I withdraw my 2005 account balance?
A	Under the Plan, unless you elect otherwise in the manner described below, your account balance as of December 31, 2005 (including earnings) will be distributed to you in February, 2006.
Page 6

Downey Financial Corp.
Deferred Compensation Plan
Summary

Q	Can I elect to rollover (re-defer) my 2005 account balance ?
A	Yes. You can elect to re-defer all or a portion of your current account balance (including 2005 deferrals and earnings). However, re-deferrals must be for an additional five (5) years.

Q	When will I be able to withdraw or re-defer my 2006 deferrals?
A

For the 2006 Plan year, you will have the choice of deferring your money for two (2), five (5) or ten (10) years. Therefore, unless another Payment Event occurs earlier, these amounts will be paid on February 15, 2008 if you choose a two (2) year deferral, February 15, 2011 if you choose a five (5) year deferral, and February 15, 2016 if you choose a ten (10) year deferral.

For example, if you elect to defer your 2006 money for two (2) years, during the 2006 annual enrollment period you will have the choice to either (1) confirm the Scheduled Payout Date (February 2008) for your 2006 deferrals, or (2) re-defer this money. Please note that although the Plan will allow for further deferrals of your Account Balance after 2006, the exact limits on and mechanism for permitting these deferrals has not been determined. (For example, the number of Scheduled Payout Dates allowed for one participant may be limited.) Further, under the tax law, any election to re-defer must be made at least 12 months before the previously Scheduled Payout Date and re-deferrals must be for an additional five (5) years.

Q	How will my payments be made ?
A

Generally, your payments will be made in a lump sum. You can elect, at the time of deferral, to have payments made (1) on your Scheduled Payment Date, (2) disability, or (3) separation from service, paid in substantially equal annual installments over a 3-year period. For 2006 and unless changed by the Plan, this election must be made at the time you defer your compensation and it must apply for all three types of payouts. Any change cannot be effective until 1 year after your election, and your election to change a form of your Scheduled Payouts must be made one year before your first Scheduled Payout Date. (For purposes of these rules, installments are treated as one payment beginning with the first installment.) In addition, any change of your Scheduled Payout option must defer payment for five (5) years.

Q	What taxes are withheld from the distributions I will receive?
A	Federal and state taxes for California residents will be withheld from distributions. Taxes will be calculated and withheld at the time of your distribution(s), based on your state of residence.
Page 7

Downey Financial Corp.
Deferred Compensation Plan
Summary

Q	If I receive a distribution from the Plan, can I roll the money over into another plan to avoid taxes?
A	No. The Plan is a nonqualified plan and distributions may not be rolled over into a tax-qualified retirement plan or IRA.

Q	What happens to my account if I terminate employment?
A

If you leave employment for reasons other than Change of Control, Death, or Disability, you will receive your Account Balance and Annual Deferral Amounts, plus interest credited, in a lump sum (or installments if you so elected). Payments will begin 45 days after your separation from service as an employee or director or as soon as administratively practicable, if later, unless your Scheduled Payout Date has already begun, in which case the payments that have begun will continue as scheduled. However, if you are deemed a Key Employee as defined in Appendix A, you may not receive your account balance for at least six months after your separation from service so you will receive it on the last day of the 7th month after your separation from service, or as soon as administratively practicable, if later.

Q	Whom can I name as my beneficiary?
A	You can name any individual or entity you wish (subject, under certain circumstances, to your spouse’s concurrence).

Q	Is the Survivor Benefit payable under the Plan taxable income to my Beneficiary?
A

The Survivor Benefit payable to your Beneficiary is taxable as income and, under certain circumstances, may be subject to estate taxes. Your tax advisor can provide you with more information on this topic.

Q	What happens if I take an Unpaid Leave of Absence, experience a Disability, or during other periods when I am not receiving a paycheck?
A

Your 2006 deferrals will stop if you are no longer receiving any compensation, a bonus/incentive payments, or directors fees in these circumstances, but those deferrals will continue if you are receiving compensation, bonus/incentive payments, or fees in 2006. Your Account Balance at the end of the year will be affected accordingly. Your deferred Account Balance will not be distributed merely because you are on a leave of absence or not receiving a paycheck. However, if any of these circumstances is an otherwise defined payout event as described in the Q&As above (e.g., a Disability), your Account Balance (including any 2006 deferrals made into that account) will be distributed at the time provided in the Plan.

Page 8

Downey Financial Corp.
Deferred Compensation Plan
Summary

Q	How are my Annual Deferral Amounts taxed when they are distributed to me?
A	Your Annual Deferral Amounts and interest earned are taxed as current ordinary income when they are distributed to you.

Q	Will the Company guarantee the payment of my Account Balance under all circumstances?
A

No. The Company’s obligation under the Plan shall be that of an unsecured promise to pay money in the future. Amounts payable to a Participant or his or her Beneficiaries shall be paid from the general assets of the Company exclusively.

Plan Administration

Q	Will I get an annual statement of my account?
A	Yes. At the end of each Plan Year, you will receive an Annual Benefit Statement that reflects your account activity during that year.

These questions and answers provide a summary description of the Deferred Compensation Plan (Plan). For a complete description of Plan provisions and benefits, please refer to the information contained in the Election Form. If any conflicts arise between this summary description and the Election Form, the Election form will prevail.

Page 9

Downey Financial Corp.
Deferred Compensation Plan
Summary

Appendix A: Definitions.

          "Change in Control" means the first to occur of any of the following events and shall be interpreted pursuant to section 409A of the Code.

                    (a)          When any person or persons acting as a group ("persons") (as those terms are used under section 409A of the Code and applicable guidance), other than the McAlister Family Trust, acquires ownership of stock that, together with such stock held by such "persons," constitutes more than 50% of the fair market value of the Company, or acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition of such "persons"), 35% or more of the Company’s capital stock representing the total voting power of the Company;

                    (b)          During any period of 12 months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of the new directors was approved by a vote of at least a majority of the directors still in office who were directors at the beginning of the period; or

                    (c)          Forty percent or more of the gross fair market value of all the assets of the Company are sold or otherwise transferred to "persons" that are not within a "controlled group of corporations" (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended, and as modified by section 409A) in which the Company is a member during the 12-month period ending on the date of the most recent acquisition by such "persons".

          "Disability" means being unable to engage in any substantial gainful activity due to a medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of 12 months or more, or receiving income replacement benefits for at least three months under the Company health plan due to a medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of at least 12 months.

          "Key Employee" means the following. For the 12-month period beginning on the first day of the 4th month following the December 31 "identification date" (i.e., April 1 to March 30), a Key Employee is any one who, at any time during the 12-month period ending on the December 31 of the preceding year (the "identification date"), (i) is an officer of the Company with annual compensation greater than $130,000 (indexed as provided under the Internal Revenue Code), (ii) is a 5% owner of the Company, or (iii) is a 1% owner of the Company with annual compensation of more than $150,000 (indexed under the Internal Revenue Code). For purposes of clause (i), no more than the lesser of 50 employees or 10%

Page 10

Downey Financial Corp.
Deferred Compensation Plan
Summary

of the Company’s controlled group employees shall be considered officers. The determination of what constitutes a Key Employee shall be made by the Plan Committee using the guidance set forth under section 416(i) of the Code, as amended by section 409A and implementing guidance.

          "Unforeseeable Emergency" means your incurring a severe financial hardship from an unanticipated emergency that is caused by an event beyond your control due to (a) an illness or accident involving you or your dependents (as defined in section 152(a) of the Code), (b) a loss of property due to casualty, or (c) such other extraordinary and unforeseeable circumstances arising as a result of events beyond your control, all as determined in the sole and absolute discretion of the Company in accordance with the regulations under section 409A of the Code. Pursuant to those regulations, an unforeseen emergency shall not be deemed to occur to the extent the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of your assets, to the extent such liquidation would not cause severe financial hardship, or by cessation of deferrals under the Plan. For purposes of this definition, "you" and "your" will refer to you or your beneficiary entitled to receive benefits under this Plan.

Page 11

DOWNEY FINANCIAL CORP.
ELECTIVE DEFERRED COMPENSATION PLAN
ELECTION FORM

          I acknowledge that as an employee or director of Downey Financial Corp., a Delaware Corporation (the "Company"), or an employee or director of a subsidiary of the Company, I have been offered the opportunity to participate in the Downey Financial Corp. elective deferred compensation plan (the "Plan") established and adopted by the Company and its subsidiaries.

          I hereby elect to participate in the Plan and irrevocably authorize the Company or its subsidiaries to make the appropriate deductions from my 2006 compensation at the appropriate periodic payment dates, as indicated on this form.

Deferral Election	(Please select only one election)
Total Compensation or	I elect to defer ________% of my Total Compensation
Bonus/ Incentive or	I elect to defer ________% of my Bonus/Incentive
Director Fees	I elect to defer ________% of my Director Fees

Payout Election for 2006 Deferrals	(Please select only one election)
_______	I elect to defer payment of my 2006 deferral until February 15, 2008
_______ or	I elect to defer payment of my 2006 deferral until February 15, 2011
_______	I elect to defer payment of my 2006 deferral until February 15, 2016

Payout Election for Account Balance as of 12/31/05	(Please select only one election)
_______	I elect to revoke ____% of my 2005 Account Balance and receive payment of those amounts by December 31, 2005. Any remaining balance will be deferred until February 15, 2011
_______ or	I elect to confirm payment of ____% of my Account Balance on February 15, 2006 and to defer the rest of the payment (if any) until February 15, 2011
_______	I elect to defer payment of all of my Account Balance until February 15, 2011.

Page 1	Navigation Links

Form of Payout Election For Scheduled Payments Disability, Separation from Service	(Please select only one election)
_______

If I am entitled to receive payment (1) on a Scheduled Payment Date,
(2) after a Disability, or (3) after Separation from Service, I choose to have such payment made in ONE LUMP SUM. I understand that I
may not be able to change this election unless permitted by the Plan. I also understand that any changes can be effective only after 1 year from the date the election to change is made, and that any election to change the form of Scheduled Payouts must be made 1 year before the first Scheduled Payout Date and must defer the first Scheduled Payout
Date for at least 5 years.

_______

If I am entitled to receive payment (1) on a Scheduled Payment Date,
(2) after a Disability, or (3) after a Separation from Service, I choose to have such payment made in THREE SUBSTANTIALLY EQUAL
ANNUAL INSTALLMENTS beginning on the first date I would
otherwise be entitled to receive a lump sum, and on the second and third anniversary thereafter. I understand that I may not be able to change this election unless permitted by the Plan. I also understand that any changes can be effective only after 1 year from the date the election to change is made, and that any election to change the form of
Scheduled Payouts must be made 1 year before the first Scheduled
Payout Date and must defer the first Scheduled Payout Date for at least 5 years.

Crediting of Interest-Equivalent

          Until the payout date (as defined below), I understand that the amounts so deferred will be credited with an interest-equivalent. Such interest-equivalent will be computed as amounts are deferred and will be computed in the same manner as compound interest. The interest-equivalent for the election year will be computed based on Downey’s highest corresponding CD term rate in effect on January 1, 2006.

          I further understand that I may be accorded one or more elections (at the sole and absolute discretion of the Company) to extend the payout date for five (5) additional years. In the case of such an election, I understand that the rate(s) for such additional deferral year(s) will be based on Downey’s highest five (5) year deposit rate and that the interest-equivalent will then be computed in the same manner as interest with annual compounding.

Page 2	Navigation Links

Payout

          I understand that, except as provided below, I will receive a payout from the Company or its subsidiaries, in the form and manner I elected above. Notwithstanding the foregoing, I further understand that I may be accorded one or more elections (at the sole and absolute discretion of the Company) to extend the payout date beyond normal payout or extended payout for five (5) additional years. In the case of such an election, I understand that the actual payout date shall be determined in accordance with such additional election, and that such election shall be made not later than 12 months in advance of the previously Scheduled Payout Date.

          I acknowledge that I may not voluntarily amend the payout schedule set forth above. I further acknowledge that I will receive an earlier payment upon Death, Unforeseeable Emergency, or Change of Control of the Company, or, if my payments have not yet begun, upon my Separation from Service or Disability, as described below. I further acknowledge that there may be some situations permitted under section 409A in which my payment may be accelerated or delayed, as set forth in the accompanying memorandum (e.g., the need to avoid violation of federal securities laws). Such determinations shall be made in the sole and absolute discretion of the Company and in accordance with the rules of section 409A of the Code.

          Death. Payout shall be accelerated and made in a lump sum 45 days after my death or as soon as administratively practicable, if later.

          Unforeseeable Emergency. Payment will begin 15 days after a determination of unforeseeable emergency, or as soon as administratively practicable, if later. "Unforeseeable Emergency" is defined in Appendix A of the Plan Summary.

          Change of Control. Payment will begin 45 days after a Change of Control, or as soon as administratively practicable, if later. "Change of Control" is defined in Appendix A of the Plan Summary.

          Disability. Unless a Scheduled Payout Date has already begun, payments will be made 45 days after disability is determined to begin, or as soon as administratively practicable, if later. Payments will be made in the manner I elected. "Disability," is defined in Appendix A of the Plan Summary.

          Separation from Service. Unless a Scheduled Payout Date has already begun, payments will be made 45 days after termination of my employment or directorship for any reason, or as soon as administratively practicable, if later. Payments will be made in the manner I elected. Key Employees as defined in Appendix A of the Plan Summary may not receive a payout for a least six months after separation from service and thus will receive payment on the last day of the 7th month following separation from service.

Page 3	Navigation Links

Unsecured Creditor

          I acknowledge that my participation in the Plan gives me only the status of an unsecured general creditor of the Company or a subsidiary and that assets of the Company or a subsidiary that might have been available to pay benefits to me under the Plan are subject to the claims of other general creditors of the Company or the subsidiary, as the case may be.

Beneficiary Designation

          In the event I die prior to full payout to me hereunder, I hereby elect for deferred payments otherwise payable to me hereunder to be paid to my designated beneficiary as set forth in a separate beneficiary designation form that I will supply to the Company.

          In the event I choose to change my designated beneficiary, I acknowledge that such change shall be effective only if I provide written notice of such change to the Company or its successor in form and under procedures reasonably satisfactory to the Company or its successor, and that such change shall only be effective upon receipt of such written notice by the Company or its successor. In the event I designate no contingent beneficiary, or if my designated beneficiary shall not survive to receive all payments due hereunder, or if the Company or its successor is unable to locate my designated beneficiary after my death after reasonable efforts, I acknowledge that any payments that would have been made to a designated beneficiary shall instead be paid to my surviving spouse; provided that, if I have no surviving spouse, the payments will be paid to my estate.

General Provisions

          1.          This election is subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted by the Company pursuant to the Plan. It is understood that the election and the Plan will be interpreted and administered in accordance with section 409A of the Internal Revenue Code.

          2.          I acknowledge that the Company and my employer are not providing me with advice, warranties, or representations regarding any of the legal, tax or business effects to me with respect to the Plan or this election. Neither the Company nor my employer represents that my participation in the Plan will result in tax deferral. I have been encouraged to seek legal, tax and business advice from my own legal, tax and business advisors prior to executing this election and have done so to the extent I have deemed appropriate.

          3.          The terms and conditions of this election or the Plan shall not be deemed to constitute a contract of employment between me and the Company or any of its subsidiaries. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided otherwise in a written employment agreement. Nothing in this election or the Plan shall be deemed to give me the right to be retained in the service of the Company or any of its subsidiaries, either as an employee or a director, or to interfere with the right of the Company or any of its subsidiaries to discipline or discharge me at any time.

Page 4	Navigation Links

          4.          I acknowledge that if I do not return this election form (executed by me) to the Company or its subsidiary within ten (10) days after receiving notice from the Company or subsidiary that the deferral election herein is available to me, such election shall be deemed waived.

          5.          I acknowledge that elective deferral elections shall be made available under the Plan by the Company or its subsidiaries to various persons and for various periods from time to time in the sole and absolute discretion of the Company and that I obtain no right to make subsequent deferral elections as a result of being selected for this or any other deferral election.

          6.          By signing this instrument, I acknowledge that I agree to be bound by the terms of this election.

          7.          I acknowledge that federal, state and local income tax withholding and payroll tax may apply as a result of participation in the Plan. I agree that such withholding may be accomplished with respect to the cash compensation (if any) due to me from the Company or its subsidiaries. If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of the Company) to satisfy the full withholding obligation, I agree that such withholding may be made from amounts otherwise payable to me hereunder.

          8.          The undersigned participant:

                      (a)    Understands that all rights and liabilities with respect to this deferral election are set forth in this form;

                      (b)    Agrees that the undersigned will comply with all the terms and conditions of the Plan; and

                      (c)    Acknowledges that this form and the Plan set forth the entire understanding between the undersigned and the Company and its subsidiaries and supersede all prior oral and written agreements on the subject of the deferred compensation election.

Date: ________	______________________________
Participant (Print Name)

______________________________
(Signature)

Page 5	Navigation Links